Exhibit 99.4

Silent Seconds
Group 3 Conforming

                                                UPB              %
Silent Seconds (Only)                     $24,614,312.82       3.51%
Total (Entire Pool)                      $701,266,466.08

Resulting OCLTV
                                               OCLTV
Silent Seconds (Only)                          99.34%
Total (Entire Pool)                            84.76%